Exhibit 3.19

AMENDED BY-LAWS

OF

SAMSON INVESTMENT COMPANY

(hereinafter, the “Company”)

ARTICLE I

Offices

Section 1. Principal Office.

The principal office of the Corporation in the State of Nevada shall be located in the City of Reno, State of Nevada. The Corporation’s principal place of business shall be located in the City of Tulsa, County of Tulsa, State of Oklahoma. The Corporation may have such other offices, either within or without the State of Oklahoma, as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

Section 2. Registered Office.

The registered office of the Corporation in the State of Nevada shall be located in the City of Reno. The registered office of the Corporation in the State of Oklahoma shall be located in the City of Tulsa, County of Tulsa. The address of the registered office may be, but need not be, identical with that of the principal office of the Corporation in the State of Oklahoma; and the address of the registered office may be changed from time to time by the Board of Directors.

Section 3. Registered Agent.

The registered agent of the Corporation in the State of Nevada shall reside in the City of Reno. The registered agent of the Corporation in the State of Oklahoma shall reside in the City of Tulsa, County of Tulsa. The address of the Corporation’s registered agent in the State of Oklahoma shall be identical with that of the registered office of the Corporation in the State of Oklahoma; the identity and/or address of the registered agent may be changed from time to time by the Board of Directors.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting.

An annual meeting of the shareholders shall be held on the first Tuesday of April each year, beginning with the year 1987, at the hour of 10:00 o’clock a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Saturday, Sunday or legal holiday, such meeting shall be held on the next succeeding business day. If for any reason the election of Directors shall not be held at the annual meeting, or at any adjournment thereof, or if for any reason the annual meeting be not held, the Board of Directors shall cause a special meeting of the shareholders to be held for that purpose as soon thereafter as may be convenient.

Section 2. Special Meetings.

Special meetings of the stockholders may be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 10% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called by the Chairman of the Board, Chief Executive Officer or President of the Corporation, the Board of Directors or the Executive Committee, and shall be called by the Chairman of the Board, Chief Executive Officer or President at the request of one or more shareholders holding not less than one-fourth of the voting power of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting.

Any annual, regular or special meeting of the shareholders of the Corporation may be held at any place, either within or without the State of Nevada, if such place be designated in a written notice of the meeting sent to all shareholders or in a waiver of notice signed by all shareholders entitled to vote at a meeting. If no specific designation is made, the place of meeting shall be the principal office of the Corporation in the State of Oklahoma.

Section 4. Notice of Meeting.

Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, postage prepaid, by or at the direction of the Chief Executive Officer or President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to the shareholder at his address as it appears upon the records of the Corporation and shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. If any annual or special meeting of the shareholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken; provided, however, that in the event such meeting be adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Notice of the place, day, hour and purpose of any annual or special meeting of the shareholders of the Corporation may be waived in writing by any shareholder or by his attendance at such meeting accompanied by his oral consent entered on the minutes or by the shareholder taking part in the deliberations at such meeting without objection. Such waiver may be given before or after the meeting, and shall be filed with the Secretary or entered upon the records of the meeting.

Section 5. Voting Lists.

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 48 hours before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of 24 hours prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder or person representing shares at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Either such list, when certified by the officer or agent preparing the same, or the original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting. Provided, however, it shall not be necessary to prepare and produce a list of shareholders if the share ledger reasonably shows in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder.

Section 6. Quorum.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Proxy.

At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney and filed with the Secretary of the Corporation at, or before, the meeting. No such proxy shall be valid after the expiration of 6 months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

Section 8. Voting of Shares.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the articles of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting at any annual, regular or special shareholders’ meeting need not be by ballot unless demand therefor is made by a shareholder, proxy or other person present at and entitled to vote at such meeting. Each shareholder entitled to vote at any annual, regular or special meeting shall have one vote, in person or by proxy, for each share of stock held by him which has voting power upon the matter in question at the time, and every fractional share of stock, if any, shall entitle its owner to the corresponding fractional vote.

Section 9. Voting of Shares by Certain Holders.

Shares standing in the name of another corporation shall be voted by the President of such corporation, or by proxy appointed by him, unless some other person, by resolution of such other Corporation’s Board of Directors, shall be appointed to vote such shares, in which case such person shall be entitled to vote the shares upon the production of a certified copy of such resolution.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Provided, however, that if the instrument of transfer discloses the pledge, the transferor shall be entitled to vote such pledged shares unless, in the instrument of transfer, the pledgor shall have expressly empowered the pledgee to represent the shares. If the pledgee is thus empowered, he or his proxy shall be exclusively entitled to represent such shares. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares and the actual voting power of the shareholders at any given time.

Section 10. Inspectors of Election.

In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of the election to act at such meeting or any adjournment thereof. If the inspectors of the election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of such inspectors shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. An inspector need not be a shareholder, but no person who is a candidate for an office of the Corporation shall act as an inspector.

In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as Chairman.

The inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability.

The inspectors of the election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, take charge of the polls, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or voting with fairness to all shareholders. The inspectors of the election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three inspectors, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

On request of the Chairman of the meeting, or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein; provided, however, that any ruling by such inspectors may, upon being disputed by any shareholder, proxy or other person, present at and entitled to vote at such meeting, be appealed to the floor of the shareholders’ meeting.

Section 11. Informal Action by Shareholders.

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power; provided:

(a) That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

(b) That this general provision for action by written consent shall not supersede any specific provision for written action contained elsewhere in these By-laws.

ARTICLE III

Directors

Section 1. Number, Tenure and Qualifications.

The number of Directors of the Corporation shall be not less than one and not more than twelve, as determined by the vote of the shareholders at the annual meeting, or at a special meeting called for such purpose. Directors need not be residents of the State of Nevada or shareholders in the Corporation. A Director to be qualified to take office shall be legally competent to enter into contracts. Directors, other than the initial Board of Directors, shall be elected at the annual meeting of the shareholders, and each Director shall be elected to serve until the next succeeding annual meeting and until his successor shall have been elected and shall have qualified. The first Board of Directors elected at the shareholders’ organization meeting following incorporation shall hold office until the first annual meeting of shareholders following such organization meeting, and until their respective successors are elected and have qualified.

Section 2. Removal.

The entire Board of Directors, or any individual Director, may be removed from office, with or without cause, by a vote of not less than two-thirds of the issued and outstanding shares entitled to vote at any annual, regular or special meeting of the shareholders.

Section 3. Vacancies.

Any vacancy occurring in the Board of Directors by reason of death or resignation may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at the annual, regular or special meeting of shareholders which increased the number of Directors. Any directorship to be filled by reason of a removal by the shareholders shall be filled by election at the annual, regular or special meeting which voted the removal.

Section 4. Compensation.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee appointed by the Board of Directors may be allowed like compensation for attending committee meetings.

Section 5. General Powers.

The business and affairs of the Corporation shall be managed and conducted and all corporate powers shall be exercised by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders. The Board of Directors shall elect all officers of the Corporation and may impose upon them such additional duties and give them such additional powers not defined in these bylaws, and not inconsistent herewith, as they may determine.

Section 6. Executive Committee.

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate two or more Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board in the management of the Corporation; but such Committee shall act only in the interval between meetings of the Board, and shall be subject at all times to the control and direction of the Board. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve such Committee. A majority of the members of any such Committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

ARTICLE IV

Meetings of the Board of Directors

Section 1. Regular Meetings.

A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders, or at such other time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

Section 2. Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer or President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of any Board of Directors called by them. Meetings may be held at any time and any place without notice, if all the Directors are present or if those not present waive notice of the meeting in writing.

Section 3. Notice.

Regular meetings of the Board of Directors may be held without notice of such time and place, either within or without the State of Nevada, as shall from time to time be determined by the Board of Directors. Notice of any special meeting shall be given at least three days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may, in writing, waive notice of any meeting, either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. If any meeting be irregular for want of notice or of consent by the Board of Directors, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as required by statute or specifically provided for herein.

Section 4. Quorum.

At all duly called meetings of the Board of Directors, directors holding a majority of the total number of votes on the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of

Incorporation of the Corporation or these bylaws, the act of the directors holding a majority of the total number of votes on the Board of Directors (taking into account the right of a director to vote on behalf of another director or an undesignated director as provided in the Stockholders’ Agreement dated as of December 21, 2011 (the “Stockholders’ Agreement”), among Samson Resources Corporation, Samson Aggregator L.P., JD Rockies Resources Limited and ITOCHU Corporation (solely for purposes of Section 6.5 thereof)) shall be the act of the Board of Directors. No action may be taken by the Board of Directors without the consent of directors holding a majority of the total number of votes on the Board of Directors (taking into account the right of a director to vote on behalf of another director or an undesignated director as provided in the Stockholders’ Agreement). Any instrument or writing executed on behalf of the Corporation shall be valid and binding on the Corporation when authorized by the Board of Directors in accordance with these bylaws and the Certificate of Incorporation of the Corporation.

Section 5. Action Without Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the Board or of such committee.

ARTICLE V

Officers

Section 1. Number.

The officers of the Corporation shall be one or more Chief Executive Officers, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint a Chairman of the Board, President, one or more Vice Presidents, and any other officers, assistant officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board. Any two or more corporate offices, except those of Chief Executive Officer or President and Vice President, or Chief Executive Officer or President and Secretary, may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or by these bylaws to be executed, acknowledged or verified by any two or more officers.

Section 2. Election and Term of Office.

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Additional officers and assistant officers may be elected or appointed by the Board of Directors during the year. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Qualification.

To be qualified to take office, an officer shall be legally competent to enter into contracts. Officers need not be residents of Nevada or of the United States. Officers need not be shareholders of the Corporation, and only the Chairman of the Board, if elected, need be a Director of this Corporation. The Treasurer may be a corporation.

Section 4. Removal.

Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.

Section 5. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6. Compensation.

The compensation of all officers, assistant officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 7. Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the Corporation. He/she shall also be empowered to call regular and special meetings of the shareholders and directors in accordance with the requirements of the Nevada Corporation’s Act and of the By-laws.

Section 8. Chief Executive Officers.

The Chief Executive Officer(s) (which may be one or more) shall be the principal executive officers of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board he/she shall, when present, preside at all meetings of the shareholders. In the absence of the Chairman of the Board he/she shall, when present, preside at all meetings of the Board of Directors. He/She shall be an ex officio member of any committee of Directors. He/She shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He/She shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be signed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He/She shall be empowered to vote any stock which may stand in the name of the Corporation on the books of any other company. He/She shall have the power to superintend any officers or heads of departments and to dismiss any of the subordinate employees when he/she shall deem proper, and shall perform such other duties and exercise such other powers as the Board of Directors may from to time prescribe.

Section 9. President.

During the absence or incapacity of the Chairman of the Board and Chief Executive Officer(s), the President, if one has been appointed, shall perform the duties of the Chief Executive Officer and when so acting he/she shall have all the powers and be subject to the responsibilities of the office of Chief Executive Officer and shall perform such duties and functions as the Board of Directors may prescribe.

Section 10. The Vice President.

In the absence of the Chief Executive Officer(s) or President, or in the event of all of their deaths, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer(s) and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer(s) or President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him/her by the Chief Executive Officer(s) or President or by the Board of Directors.

Section 11. The Secretary.

The Secretary shall: (a) keep the minutes of the shareholders’ meetings and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign, with the Chief Executive Officer, President or a Vice President, as the case may be, certificates for shares of the Corporation, the allotment of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the Chief Executive President or by the Board of Directors.

Section 12. The Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He/She shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected; and (b) in general, perform all the duties as from time to time may be assigned to him by the Chief Executive Officer or President or by the Board of Directors.

Section 13. Assistant Secretaries and Assistant Treasurers.

The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and may sign with the Chief Executive Officer, President or a Vice President, as the case may be, certificates for shares of the Corporation, the allotment of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, President or the Board of Directors.

ARTICLE VI

Indemnification

In addition to the indemnification rights provided by the laws of the State of Nevada, the following indemnities are provided:

Section 1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification shall not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3 To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Sections 1 and 2 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 4 Any indemnification under Sections 1 and 2 hereof, unless ordered by a court or advanced pursuant to Section 5 hereof, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made:

(a) By the stockholders;

(b) By the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit, or proceeding;

(c) If a majority vote of a quorum consisting of Directors who were not parties to the act, suit, or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5 Expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this Section shall not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6 The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section:

(a) Shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate or Articles of Incorporation or any By-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 hereof or for the advancement of expenses made pursuant to Section 5 hereof, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Section 7 The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses. The other financial arrangements made by the Corporation pursuant to this Section may include the following:

(a) The creation of a trust fund;

(b) The establishment of a program of self-insurance;

(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and

(d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this Section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud:

(a) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

(b) The insurance or other financial arrangement:

(i) shall not be void or voidable; and

(ii) shall not subject any director approving it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

ARTICLE VII

Shares of Stock

Section 1. Certificates for Shares.

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary, and the corporate seal or a facsimile thereof affixed thereto. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the persons to whom the certificate is issued, the number of shares represented thereby and the date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares.

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII

Closing of Transfer Books and Fixing of Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or the shareholders entitled to receive payment of any dividend or distribution, or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, not to exceed sixty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, or of the shareholders entitled to receive payment of a dividend or distribution of allotment of rights, the date on which notice of the meeting is mailed or date on which the resolution of the Board of Directors declaring such dividend or distribution or the allotment of rights is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X

Annual Report

The Board of Directors shall not be required to cause an annual report to be sent to the shareholders, but may do so in its discretion.

ARTICLE XI

Dividends

The Board of Directors may declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares, subject to the provisions of the statutes and any provision of the articles of incorporation.

Before the payment of any dividend or other distribution of profits, there may be set aside out of any funds of the Corporation available for such purpose such sum or sums as the Directors from time to time, in their absolute discretion, consider to be a proper reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall determine to be in the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XII

Seal

The Board of Directors shall adopt and provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words “Corporate Seal.”

ARTICLE XIII

Amendments

These bylaws may be altered or repealed, or new bylaws may be adopted by a majority vote of a quorum of the members of the Board of Directors at any annual, regular or special meeting duly convened after notice to the Directors setting out the purpose of the meeting, subject to the power of the shareholders to alter or repeal such bylaws; provided, however, the Board shall not adopt or alter any bylaw fixing their number, qualifications, classifications or terms of office, but any such bylaw may be adopted or altered only by the vote of a majority of a quorum of the shareholders entitled to exercise the voting power of the Corporation at any annual, regular or special meeting duly convened after notice to the shareholders setting out the purpose of the meeting.